Exhibit 99.1
Rapid7 Announces First Quarter 2024 Financial Results

•Annualized recurring revenue (“ARR”) of $807 million, an increase of 11% year-over-year
•Total revenue of $205 million, up 12% year-over-year; Product subscriptions revenue of $197 million, up 13% year-over-year
•GAAP operating income of $11 million; Non-GAAP operating income of $40 million
•Net cash provided by operating activities of $31 million; Free cash flow of $28 million
Boston, MA – May 7, 2024 – Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced its financial results for the first quarter of 2024.
“We continued to see solid traction with our consolidated threat detection and response solutions during the first quarter”, said Corey Thomas, Chairman and CEO of Rapid7. “Total ARR was below expectations, primarily driven by a slower than anticipated shift of our VM base into our integrated risk offering, Cloud Risk Complete. We firmly believe that consolidating cloud security and risk management into an integrated offering will drive stronger growth over the long-term by providing customers the most effective and efficient way to manage risk across a fragmented attack surface.”
“As we navigate this shift, we delivered a strong start to the year on profitability, both for Operating Income and Free Cash Flow. These results reflect our commitment to driving efficient growth, and we reiterate our Free Cash Flow outlook of at least $160 million for the full year.”
First Quarter 2024 Financial Results and Other Metrics

	Three Months Ended March 31,
	2024	2023	% Change
	(dollars in thousands, except for customer data)
Annualized recurring revenue	$807,196	$727,853	11%
Number of customers	11,462	11,034	4%
ARR per customer	$70.4	$66.0	7%
rapid7.com

	Three Months Ended March 31,
	2024	2023	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$196,918	$173,772	13%
Professional services revenue	8,183	9,402	(13%)
Total revenue	$205,101	$183,174	12%

North America revenue	$157,340	$143,880	9%
Rest of world revenue	47,761	39,294	22%
Total revenue	$205,101	$183,174	12%

GAAP gross profit	$144,198	$127,175
GAAP gross margin	70%	69%
Non-GAAP gross profit	$151,095	$134,387
Non-GAAP gross margin	74%	73%

GAAP income (loss) from operations	$10,568	$(23,965)
GAAP operating margin	5%	(13)%
Non-GAAP income from operations	$40,285	$10,993
Non-GAAP operating margin	20%	6%

GAAP net income (loss)	$2,258	$(25,915)
GAAP net income (loss) per share, basic	$0.04	$(0.43)
GAAP net income (loss) per share, diluted	$0.03	$(0.43)
Non-GAAP net income	$39,388	$10,037
Non-GAAP net income per share:
Basic	$0.64	$0.17
Diluted	$0.55	$0.16

Adjusted EBITDA	$46,619	$16,821

Net cash provided by operating activities	$31,070	$5,842
Free cash flow	$27,533	$(1,219)
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.

rapid7.com

Second Quarter and Full-Year 2024 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Second Quarter 2024			Full-Year 2024
	(in millions, except per share data)
Annualized recurring revenue				$850	to	$860
Year-over-year growth				6%	to	7%
Revenue	$203	to	$205	$830	to	$836
Year-over-year growth	7%	to	8%	7%	to	8%
Non-GAAP income from operations	$35	to	$37	$150	to	$158
Non-GAAP net income per share	$0.50	to	$0.53	$2.10	to	$2.21
Weighted average shares outstanding	74.6			75.0
Free cash flow				At least $160
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the second quarter and full-year 2024 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, such as non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, May 7, 2024, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
rapid7.com

Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, restructuring expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan we announced in August 2023, which was concluded in the three months ended March 31, 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP
rapid7.com

financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (“ARR”). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the opportunity and impact of our pivot to an integrated risk management offering and focus on sales pipeline efficiency, the second quarter and full-year 2024, the assumptions underlying such guidance, our free cash flow projections for 2024 and our ability to drive profitable growth. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 26, 2024, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Senior Director, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Kelly Crummey
Corporate Communications
press@rapid7.com
(617) 921-8089

rapid7.com

RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$198,716	$213,629
Short-term investments	213,001	169,544
Accounts receivable, net	124,595	164,862
Deferred contract acquisition and fulfillment costs, current portion	47,003	45,008
Prepaid expenses and other current assets	42,552	41,407
Total current assets	625,867	634,450
Long-term investments	52,454	56,171
Property and equipment, net	37,266	39,642
Operating lease right-of-use assets	53,036	54,693
Deferred contract acquisition and fulfillment costs, non-current portion	75,287	76,601
Goodwill	536,351	536,351
Intangible assets, net	88,844	94,546
Other assets	19,368	12,894
Total assets	$1,488,473	$1,505,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$11,516	$15,812
Accrued expenses and other current liabilities	60,605	85,025
Operating lease liabilities, current portion	14,257	13,452
Deferred revenue, current portion	437,687	455,503
Total current liabilities	524,065	569,792
Convertible senior notes, non-current portion, net	931,001	929,996
Operating lease liabilities, non-current portion	77,069	81,130
Deferred revenue, non-current portion	29,207	32,577
Other long-term liabilities	13,580	10,032
Total liabilities	1,574,922	1,623,527
Stockholders’ deficit:
Common stock	623	617
Treasury stock	(4,765)	(4,765)
Additional paid-in-capital	925,661	894,630
Accumulated other comprehensive (loss) income	(221)	1,344
Accumulated deficit	(1,007,747)	(1,010,005)
Total stockholders’ deficit	(86,449)	(118,179)
Total liabilities and stockholders’ deficit	$1,488,473	$1,505,348

RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product subscriptions	$196,918	$173,772
Professional services	8,183	9,402
Total revenue	205,101	183,174
Cost of revenue:
Product subscriptions	54,655	48,188
Professional services	6,248	7,811
Total cost of revenue	60,903	55,999
Total gross profit	144,198	127,175
Operating expenses:
Research and development	40,990	46,346
Sales and marketing	72,805	80,587
General and administrative	19,835	24,207
Total operating expenses	133,630	151,140
Income (loss) from operations	10,568	(23,965)
Other income (expense), net:
Interest income	4,720	1,668
Interest expense	(2,670)	(2,717)
Other income (expense), net	(1,435)	(307)
Income (loss) before income taxes	11,183	(25,321)
Provision for income taxes	8,925	594
Net income (loss)	$2,258	$(25,915)
Net income (loss) per share, basic	$0.04	$(0.43)
Net income (loss) per share, diluted	$0.03	$(0.43)
Weighted-average common shares outstanding, basic	61,907,808	59,888,119
Weighted-average common shares outstanding, diluted	74,021,704	59,888,119

RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,258	$(25,915)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	11,348	11,050
Amortization of debt issuance costs	1,053	994
Stock-based compensation expense	24,893	29,373
Deferred income taxes	1,840	—
Other	(203)	995
Change in operating assets and liabilities:
Accounts receivable	39,529	35,805
Deferred contract acquisition and fulfillment costs	(679)	(2,240)
Prepaid expenses and other assets	(1,223)	(5,567)
Accounts payable	(4,190)	(2,744)
Accrued expenses	(24,890)	(23,951)
Deferred revenue	(21,186)	(12,062)
Other liabilities	2,520	104
Net cash provided by operating activities	31,070	5,842
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	(34,033)
Purchases of property and equipment	(620)	(2,285)
Capitalization of internal-use software costs	(2,916)	(4,776)
Purchases of investments	(93,158)	(4,883)
Sales/maturities of investments	55,000	35,800
Net cash used in investing activities	(41,694)	(10,177)
Cash flows from financing activities:
Payments related to business acquisitions	—	(2,250)
Taxes paid related to net share settlement of equity awards	(1,764)	(1,267)
Proceeds from employee stock purchase plan	5,046	6,174
Proceeds from stock option exercises	1,080	181
Net cash provided by financing activities	4,362	2,838
Effects of exchange rates on cash, cash equivalents and restricted cash	(1,493)	(33)
Net decrease in cash, cash equivalents and restricted cash	(7,755)	(1,530)
Cash, cash equivalents and restricted cash, beginning of period	214,130	207,804
Cash, cash equivalents and restricted cash, end of period	$206,375	$206,274
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$2,698	$750
Cash paid for income taxes, net of refunds	$2,352	$166
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$198,716	$205,757
Restricted cash included in other assets and prepaid expenses and other current assets	7,659	517
Total cash, cash equivalents and restricted cash	$206,375	$206,274

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$144,198	$127,175
Add: Stock-based compensation expense[1]	2,580	2,837
Add: Amortization of acquired intangible assets[2]	4,317	4,375
Non-GAAP gross profit	$151,095	$134,387
Non-GAAP gross margin	73.7%	73.4%

GAAP gross profit - Product subscriptions	$142,263	$125,584
Add: Stock-based compensation expense	2,219	2,123
Add: Amortization of acquired intangible assets	4,317	4,375
Non-GAAP gross profit - Product subscriptions	$148,799	$132,082
Non-GAAP gross margin - Product subscriptions	75.6%	76.0%

GAAP gross profit - Professional services	$1,935	$1,591
Add: Stock-based compensation expense	361	714
Non-GAAP gross profit - Professional services	$2,296	$2,305
Non-GAAP gross margin - Professional services	28.1%	24.5%

GAAP income (loss) from operations	$10,568	$(23,965)
Add: Stock-based compensation expense[1]	24,893	29,373
Add: Amortization of acquired intangible assets[2]	5,014	5,222
Add: Acquisition-related expenses[3]	—	363
Add: Restructuring expense[4]	(190)	—
Non-GAAP income from operations	$40,285	$10,993

GAAP net income (loss)	$2,258	$(25,915)
Add: Stock-based compensation expense[1]	24,893	29,373
Add: Amortization of acquired intangible assets[2]	5,014	5,222
Add: Acquisition-related expenses[3]	—	363
Add: Amortization of debt issuance costs	1,053	994
Add: Restructuring expense[4]	(190)	—
Add: Discrete tax items[5]	6,360	—
Non-GAAP net income (loss)	$39,388	$10,037
Add: Interest expense of convertible senior notes[6]	1,571	375
Numerator for non-GAAP earnings per share calculation	$40,959	$10,412

Weighted average shares used in GAAP earnings per share calculation, basic	61,907,898	59,888,119
Dilutive effect of convertible senior notes[6]	11,183,611	5,803,831
Dilutive effect of employee equity incentive plans[7]	930,195	708,176
Weighted average shares used in non-GAAP earnings per share calculation, diluted	74,021,704	66,400,126

Non-GAAP net income per share:
Basic	$0.64	$0.17

Diluted	$0.55	$0.16

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$2,580	$2,837
Research and development	7,566	10,505
Sales and marketing	6,847	7,843
General and administrative	7,900	8,188

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,317	$4,375
Sales and marketing	652	652
General and administrative	45	195

[3] Includes acquisition-related expenses as follows:
General and administrative	$—	$363

[4] For the three months ended March 31, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

[5] Includes discrete tax items as follows:
Provision for income taxes	$6,360	$—

6 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended March 31, 2024, the 2025 Notes, the 2027 Notes and the 2029 Notes were dilutive. On an if-converted basis, for the three months ended March 31, 2023, the 2027 Notes were dilutive and the 2025 Notes were anti-dilutive.

7 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

RAPID7, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
GAAP net income (loss)	$2,258	$(25,915)
Interest income	(4,720)	(1,668)
Interest expense	2,670	2,717
Other (income) expense, net	1,435	307
Provision for income taxes	8,925	594
Depreciation expense	2,908	3,837
Amortization of intangible assets	8,440	7,213
Stock-based compensation expense	24,893	29,373
Acquisition-related expenses	—	363
Restructuring expense(1)	(190)	—
Adjusted EBITDA	$46,619	$16,821
(1) For the three months ended March 31, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$31,070	$5,842
Less: Purchases of property and equipment	(620)	(2,285)
Less: Capitalized internal-use software costs	(2,916)	(4,776)
Free cash flow	$27,534	$(1,219)

Second Quarter and Full-Year 2024 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Second Quarter 2024			Full-Year 2024
Reconciliation of GAAP income from operations to non-GAAP income from operations:
Anticipated GAAP income from operations	$2.0	to	$4.0	$18.2	to	$26.2
Add: Anticipated stock-based compensation expense	28.0	to	28.0	113.0	to	113.0
Add: Anticipated amortization of acquired intangible assets	5.0	to	5.0	19.0	to	19.0
Add: Anticipated restructuring expense	—		—	(0.2)		(0.2)
Anticipated non-GAAP income from operations	$35.0		$37.0	$150.0		$158.0

Reconciliation of GAAP net income to non-GAAP net income:
Anticipated GAAP net income	$1.9	to	$3.9	$9.3	to	$17.3
Add: Anticipated stock-based compensation expense	28.0	to	28.0	113.0	to	113.0
Add: Anticipated amortization of acquired intangible assets	5.0	to	5.0	19.0	to	19.0
Add: Anticipated amortization of debt issuance costs	1.0	to	1.0	4.0	to	4.0
Add: Anticipated restructuring expense	—		—	(0.2)		(0.2)
Add: Anticipated discrete tax items	—		—	6.0		6.0
Anticipated non-GAAP net income	$35.9		$37.9	$151.1		$159.1
Add: Anticipated interest expense on convertible senior notes	1.6		1.6	6.3		6.3
Numerator for non-GAAP earnings per share calculation	$37.5		$39.5	$157.4		$165.4

Anticipated GAAP net income per share, diluted	$0.03		$0.05	$0.12		$0.23
Anticipated non-GAAP net income per share, diluted	$0.50		$0.53	$2.10		$2.21

Weighted average shares used in earnings per share calculation, diluted	74.6			75.0
The reconciliation does not reflect any items that are unknown at this time, such as non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP income from operations, Anticipated GAAP net income and Anticipated GAAP net income per share are expected to change.

Full-Year 2024
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$178
Less: Anticipated purchases of property and equipment	(6)
Less: Anticipated capitalized internal-use software costs	(12)
Anticipated free cash flow	$160